Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2022 SECOND QUARTER RESULTS

FY2022 Second Quarter Revenues of $289.6 Million, Operating Income of $35.9 Million and AOI of $55.7 Million(1)

FY2022 Second Quarter Regular Season Per-Game Revenues Above Pre-Pandemic Levels(2)

NEW YORK, N.Y., February 3, 2022 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal second quarter ended December 31, 2021.

The New York Knicks (“Knicks”) and New York Rangers (“Rangers”) began their 2021-22 regular seasons in October, which include full season schedules and no capacity restrictions at the Madison Square Garden Arena (“The Garden”). The Company is seeing positive results across its key revenue lines driven by robust consumer and corporate demand. For the fiscal 2022 second quarter, regular season average per-game ticket revenue was in line with pro-forma results for the fiscal 2020 second quarter, the most recent pre-pandemic period.(2) In addition, regular season average per-game suite and sponsorship revenues as well as food, beverage and merchandise per-caps exceeded results for that same pre-pandemic period. Local and national media rights fees were also higher, reflecting contractual rate increases and the impact of the NHL’s new U.S. media rights agreements.

As a result of this positive momentum, the Company generated revenues of $289.6 million, operating income of $35.9 million and adjusted operating income of $55.7 million for the fiscal 2022 second quarter.(1) The comparability of fiscal 2022 and 2021 second quarter results is impacted by the COVID-19 pandemic, which, in the prior year period, caused the delayed starts to the 2020-21 NBA and NHL seasons. During the second quarter of fiscal 2022, the Knicks and Rangers played a combined 35 pre/regular season home games with no capacity restrictions, as compared with four Knicks home games without fans in attendance and no Rangers home games in the prior year period. As a result, the Company’s financial performance in the fiscal 2022 second quarter reflects significant improvements compared to the fiscal 2021 second quarter in which the Company generated $28.8 million in revenues, an operating loss of $38.4 million and an adjusted operating loss of $19.0 million.

Madison Square Garden Sports Corp. President and CEO Andrew Lustgarten said, “We are pleased with how quickly our business has returned to pre-pandemic levels, with our second quarter results reflecting robust ongoing demand for the Knicks and Rangers. We will look to build on this momentum through the rest of the fiscal year and remain confident in the value of owning iconic professional sports franchises.”

Results from Operations

Results for the three and six months ended December 31, 2021 and 2020 are as follows:

	Three Months Ended				Six Months Ended
	December 31,		Change		December 31,		Change
$ millions	2021	2020	$	%	2021	2020	$	%
Revenues	$289.6	$28.8	$260.8	NM	$308.4	$85.8	$222.6	NM
Operating income (loss)	$35.9	$(38.4)	$74.3	NM	$1.0	$(65.8)	$66.8	NM
Adjusted operating income (loss)(1)	$55.7	$(19.0)	$74.7	NM	$27.5	$(36.8)	$64.3	NM

Note: Does not foot due to rounding

1.	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
2.	Fiscal 2020 second quarter results on a pro-forma basis for the spin-off of Madison Square Garden Entertainment Corp (“MSG Entertainment”).

Summary of Reported Results from Operations for the Fiscal 2022 Second Quarter

For the fiscal 2022 second quarter, the Company generated revenues of $289.6 million, as compared to revenues of $28.8 million in the prior year period, an increase of $260.8 million. The year-over-year comparability of fiscal second quarter revenues was impacted by several factors related to the COVID-19 pandemic, resulting in higher pre/regular season ticket-related revenues, local media rights fees, league distribution revenues, suite license revenues, and sponsorship and signage revenues in the current year period.

Pre/regular season ticket-related revenues increased $100.8 million as compared to the prior year period due to restrictions in place during the prior year period that prohibited fans from attending events at The Garden.

Local media rights fees increased $50.9 million as compared to the prior year period due to the delayed start of the 2020-21 NBA and NHL regular seasons and the impact of the shortened 2020-21 NHL regular season schedule in the prior year period, as well as contractual rate increases.

League distribution revenues increased $44.8 million as compared to the prior year period, primarily as a result of the delayed start of the 2020-21 NBA and NHL regular seasons in the prior year period, as well as increased NHL media rights fees in the current year period.

Suite license fee revenues increased $34.3 million, sponsorship and signage revenues increased $20.2 million, and food, beverage and merchandise sales increased $8.5 million, all as compared to the prior year period, as a result of restrictions in place during the prior year period that prohibited fans from attending events at The Garden.

Direct operating expenses of $192.8 million increased $176.2 million as compared with the prior year period, primarily due to the delayed start of the 2020-21 NBA and NHL regular seasons in the prior year period. As a result, team personnel compensation increased $91.1 million, other team operating expenses increased $36.4 million, and operating lease costs, including deferred operating lease costs, under the Arena License Agreements with MSG Entertainment increased $25.5 million, all as compared to the prior year period. Net provisions for league revenue sharing expense (net of escrow) and NBA luxury tax increased $20.8 million as compared to the prior year period, primarily due to higher provisions for league revenue sharing expense (net of escrow) as a result of the impact of the COVID-19 pandemic in the prior year period, partially offset by higher recoveries of NBA luxury tax in the current year period.

Selling, general and administrative expenses of $59.6 million increased $10.7 million, or 22%, as compared to the prior year period. This increase was primarily due to higher marketing costs, fees related to the Company’s sponsorship sales and service representation agreements with MSG Entertainment, and costs related to the Company’s services agreement with MSG Entertainment.

Operating income of $35.9 million improved $74.3 million and adjusted operating income of $55.7 million improved by $74.7 million, both as compared with the prior year period, primarily due to the increase in revenues, partially offset by higher direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a leading North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the Arena License Agreements with MSG Entertainment, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, and (vi) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. We believe that given the length of the Arena License Agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Mark Costiglio	Ari Danes, CFA
Communications	Investor Relations
(212) 465-4402	(212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com

Conference call dial-in number is 833-942-2482 / Conference ID Number 6569519

Conference call replay number is 855-859-2056 / Conference ID Number 6569519 until February 10, 2022

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues	$289,581	$28,771	$308,375	$85,809
Direct operating expenses	192,847	16,661	201,425	56,447
Selling, general and administrative expenses	59,600	48,909	103,328	91,905
Depreciation and amortization	1,215	1,607	2,641	3,267

Operating income (loss)	35,919	(38,406)	981	(65,810)
Other income (expense):
Interest income	43	—	93	—
Interest expense	(3,585)	(2,487)	(6,688)	(4,476)
Miscellaneous expense, net	(64)	(70)	(127)	(190)

Income (loss) from operations before income taxes	32,313	(40,963)	(5,741)	(70,476)
Income tax (expense) benefit	(17,115)	(170)	4,054	328

Net income (loss)	15,198	(41,133)	(1,687)	(70,148)
Less: Net loss attributable to nonredeemable noncontrolling interests	(647)	(508)	(1,127)	(1,106)

Net income (loss) attributable to Madison Square Garden Sports Corp.’s stockholders	$15,845	$(40,625)	$(560)	$(69,042)

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.65	$(1.68)	$(0.02)	$(2.86)
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$0.65	$(1.68)	$(0.02)	$(2.86)
Basic weighted-average number of common shares outstanding	24,261	24,144	24,217	24,103
Diluted weighted-average number of common shares outstanding	24,373	24,144	24,217	24,103

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the Arena License Agreements with MSG Entertainment.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s workforce reduction in August 2020.

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Operating income (loss)	$35,919	$(38,406)	$981	$(65,810)
Deferred rent	11,179	1,802	11,708	1,802
Depreciation and amortization	1,215	1,607	2,641	3,267
Share-based compensation	7,354	15,981	12,205	22,326
Restructuring charges	—	—	—	1,644

Adjusted operating income (loss)	$55,667	$(19,016)	$27,535	$(36,771)

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2021	June 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,815	$64,902
Restricted cash	745	7,134
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 as of December 31, 2021 and June 30, 2021, respectively	79,737	74,197
Net related party receivables	31,751	6,420
Prepaid expenses	33,996	16,724
Other current assets	17,511	15,869

Total current assets	218,555	185,246
Property and equipment, net of accumulated depreciation and amortization of $44,784 and $42,673 as of December 31, 2021 and June 30, 2021, respectively	34,233	35,716
Right-of-use lease assets	697,309	703,521
Amortizable intangible assets, net	1,165	1,695
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Deferred income tax assets, net	19,975	15,943
Other assets	39,085	28,719

Total assets	$1,349,421	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	December 31, 2021	June 30, 2021
	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$3,009	$2,226
Net related party payables	24,708	17,089
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	88,312	90,269
Other accrued liabilities	85,883	55,718
Operating lease liabilities, current	43,081	41,951
Deferred revenue	176,805	131,025

Total current liabilities	451,798	368,278
Long-term debt	330,000	355,000
Operating lease liabilities, noncurrent	692,532	691,152
Defined benefit obligations	6,149	6,283
Other employee related costs	46,234	57,740
Deferred revenue, noncurrent	31,324	31,603
Other liabilities	994	1,749

Total liabilities	1,559,031	1,511,805

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,689 and 19,587 shares outstanding as of December 31, 2021 and June 30, 2021, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of December 31, 2021 and June 30, 2021	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of December 31, 2021 and June 30, 2021	—	—
Additional paid-in capital	6,460	23,102
Treasury stock, at cost, 759 and 861 shares as of December 31, 2021 and June 30, 2021, respectively	(129,426)	(146,734)
Accumulated deficit	(87,390)	(78,898)
Accumulated other comprehensive loss	(1,983)	(2,027)

Total Madison Square Garden Sports Corp. stockholders’ equity	(212,090)	(204,308)
Nonredeemable noncontrolling interests	2,480	2,442

Total equity	(209,610)	(201,866)

Total liabilities and equity	$1,349,421	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	December 31,
	2021	2020
Net cash provided by (used in) operating activities	$24,030	$(21,633)
Net cash used in investing activities	(627)	(141)
Net cash (used in) provided by financing activities	(39,879)	11,363

Net decrease in cash, cash equivalents and restricted cash	(16,476)	(10,411)

Cash, cash equivalents and restricted cash at beginning of period	72,036	90,673

Cash, cash equivalents and restricted cash at end of period	$55,560	$80,262